UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois	60008-4050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2020, the Board of Directors (the “Board”) of Arthur J. Gallagher & Co. (“Gallagher”) increased the number of directors on the Board from nine to ten in accordance with Section 3.1 of Gallagher’s Amended and Restated By-Laws. The Board appointed Christopher C. Miskel to fill a resulting vacancy and to serve as a director of Gallagher until he stands for election at the 2020 Annual Meeting of Stockholders. Concurrently with his appointment to the Board, Mr. Miskel was appointed to serve on the Audit Committee of the Board.

Mr. Miskel will participate in Gallagher’s standard compensation program for non-employee directors, as described in Gallagher’s proxy statement for its 2019 Annual Meeting of Stockholders in the section entitled “Director Compensation” and incorporated by reference herein.

There are no transactions in which Mr. Miskel has an interest that require disclosure under Item 404(a) of Regulation S-K. In addition, there is no arrangement or understanding between Mr. Miskel and any other person pursuant to which he was selected to serve as a director.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2020, Gallagher issued a press release announcing Mr. Miskel’s appointment to the Board, a copy of which press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99	Press release, dated March 12, 2020, issued by Arthur J. Gallagher & Co.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: March 12, 2020	By:	/s/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary